Exhibit  99.1

FOR IMMEDIATE RELEASE
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                      COMMSCOPE TO MEET WITH INVESTORS
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HICKORY, NC -- (MARCH 16, 2005) CommScope, Inc. (NYSE: CTV) executives plan to meet with investors in New York City today to discuss the company's recent performance, its competitive strengths and long-term opportunities.

CommScope Chairman and Chief Executive Officer Frank M. Drendel plans to tell investors that he believes the Company is strongly positioned for future opportunity. He also plans to tell investors that he is optimistic about first quarter 2005 performance.

"February 2005 sales were stronger than we anticipated," stated Drendel. "In addition, our previously announced price increases have somewhat offset rising material costs. As a result, we now believe that our sales and operating performance will be near the top of our previous first-quarter 2005 guidance, which was sales around $280-$300 million and operating margin in the 1%-2% range, excluding special charges."

CommScope has not changed its financial guidance for calendar year 2005, which was sales of $1.2-$1.3 billion and operating margin of 5.0%-5.5%, excluding special charges.

ABOUT COMMSCOPE
CommScope (NYSE: CTV - http://www.commscope.com) is a world leader in the design and manufacture of 'last mile' cable and connectivity solutions for communication networks. Through our SYSTIMAX(R) SolutionsTM and Uniprise SolutionsTM brands we are the global leader in structured cabling systems for business enterprise applications. We are also the world's largest manufacturer of coaxial cable for Hybrid Fiber Coaxial (HFC) applications. Backed by strong research and development, CommScope combines technical expertise and proprietary technology with global manufacturing capability to provide customers with high-performance wired or wireless cabling solutions.

FORWARD-LOOKING STATEMENTS
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This press release contains forward-looking statements regarding, among other things, the business position, plans, transition, outlook, margins, revenues, earnings, synergies and other financial items relating to CommScope, and integration and restructuring plans related to CommScope's acquisition of substantially all of the assets and certain liabilities of Connectivity Solutions ("the acquisition") that are based on information currently available to management, management's beliefs and a number of assumptions concerning future events. These forward-looking statements are identified, including, without limitation, by their use of such terms and phrases as "intends," "intend," "intended," "goal," "estimate," "estimates," "expects," "expect," "expected," "project," "projects," "projected," "projections," "plans," "anticipates," "anticipated," "should," "designed to," "foreseeable future," "believe," "believes," "think," "thinks" and "scheduled" and similar expressions. Forward-looking statements are not a guarantee of performance and are subject to a number of uncertainties and other factors that could cause the actual results to differ materially from those currently expected. The potential risks and uncertainties that could cause actual results of CommScope to differ materially include, without limitation, the challenges of integration and restructuring associated with the acquisition of Connectivity Solutions or any future acquisition, including cost reduction plans at CSMI's Omaha, Nebraska facility; the challenges of achieving anticipated synergies; the ability to retain qualified employees and existing business alliances; maintaining satisfactory relationships with represented employees; customer demand for our products, applications and services; expected demand from major domestic MSOs; telecommunications industry capital spending; ability to maintain successful relationships with our major distributors; industry consolidation; ability of our customers to secure adequate financing to fund their infrastructure projects or to pay us; changes or fluctuations in global business conditions; competitive pricing and acceptance of our products; changes in cost and availability of key raw materials, especially those that are available only from limited sources; ability to recover higher material and transportation costs from our customers through price increases; possible future impairment charges for goodwill and other long-lived assets; industry competition and the ability to retain customers; possible production disruption due to supplier bankruptcy, reorganization or restructuring; variability in our effective tax rate; our ability to obtain financing and capital on commercially reasonable terms; covenant restrictions and our ability to comply with covenants in our debt agreements; successful operation of our vertical integration activities; successful expansion and related operation of our facilities; achievement of sales, growth and earnings goals; ability to achieve reductions in costs; ability to retain and attract key personnel; developments in technology; intellectual property protection; product performance issues and associated warranties; adequacy and availability of insurance; regulatory changes affecting us or the industries we serve; any changes required by the Securities and Exchange Commission in connection with its review of our public filings; authoritative changes in generally accepted accounting principles by standard-setting bodies; environmental remediation issues; terrorist activity or armed conflict; political instability; major health concerns and other factors; and any statements of belief and any statements of assumptions underlying any of the foregoing. For a more complete description of factors that could cause such a difference, please see CommScope's filings with the Securities and Exchange Commission. In providing forward-looking statements, the Company does not intend, and is not undertaking any duty or obligation, to update these statements as a result of new information, future events or otherwise.

CONTACTS:
PHIL ARMSTRONG        BETSY LAMBERT, APR
INVESTOR RELATIONS    MEDIA RELATIONS
(828) 323-4848        (828) 323-4873

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